UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 1, 2007
(Date of Report - date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)		22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 1, 2007, Brookfield Homes Corporation issued a press release announcing its earnings and results of operations for the quarter and year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to Item 5.02(d), Brookfield Homes Corporation is disclosing that Michael D. Young was appointed to the Board of Directors of the company effective February 1, 2007. Consistent with the compensation arrangements for our other directors, Mr. Young is entitled to receive an annual retainer of $50,000, paid 50 percent in cash and 50 percent in deferred share units of the company, subject to his election to receive 100 percent of his annual retainer in deferred share units. On February 1, 2007 Mr. Young received 1,373 deferred share units in connection with this election.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:
99.1	Press Release issued by Brookfield Homes Corporation on February 1, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 6, 2007

BROOKFIELD HOMES CORPORATION
By:	/s/ PAUL G. KERRIGAN
Paul G. Kerrigan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release issued by Brookfield Homes Corporation on February 1, 2007.